Corporate Capital Trust, Inc. POS EX

Exhibit (n)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-167730 on Form N-2 of our report dated March 18, 2013 relating to the consolidated financial statements and financial highlights of Corporate Capital Trust, Inc. and subsidiaries, appearing in the Prospectus (as supplemented) which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
April 29, 2013